       As filed with the Securities and Exchange Commission on December 28, 1998
                                                      Registration No. 333-68121
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                          ________________________
                      POST-EFFECTIVE AMENDMENT NO. 1 TO
                                  FORM S-8
                           REGISTRATION STATEMENT

                                    UNDER
                         THE SECURITIES ACT OF 1933
                          ________________________

                       INTERNATIONAL NETWORK SERVICES
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)
                          ________________________

 CALIFORNIA                                             77-0289509
------------                                         ----------------
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)


                             1213 INNSBRUCK DRIVE
                         SUNNYVALE, CALIFORNIA  94089
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                           ________________________

               VITALSIGNS SOFTWARE, INC. 1996 STOCK OPTION PLAN
                  VITALSIGNS SOFTWARE, INC. PRE-PLAN OPTIONS
                           (FULL TITLE OF THE PLAN)
                           ________________________

                               KEVIN J. LAUGHLIN
                            CHIEF FINANCIAL OFFICER
                        INTERNATIONAL NETWORK SERVICES
                             1213 INNSBRUCK DRIVE
                         SUNNYVALE, CALIFORNIA  94089
                                (408) 542-0100
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                           ________________________
                                   Copy to:
                           ELIZABETH R. FLINT, ESQ.
                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                              PALO ALTO, CA 94304
                                (650) 493-9300

                         INTERNATIONAL NETWORK SERVICES

                       REGISTRATION STATEMENT ON FORM S-8

                       INTERNATIONAL NETWORK SERVICES
                      POST-EFFECTIVE AMENDMENT NO. 1 TO
                     REGISTRATION STATEMENT ON FORM S-8

                              EXPLANATORY NOTE

        This Post-Effective Amendment No. 1 to that certain Registration Statement on Form S-8 (File No. 333-68121) (the "Registration Statement") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act") by International Network Services, a Delaware corporation ("INS Delaware" or the "Registrant"), which is the successor to International Network Services, a California corporation ("INS California"), following a statutory merger effective on December 28, 1998 (the "Merger") for the purpose of changing INS California's state of incorporation. Prior to the Merger, INS Delaware had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, INS Delaware succeeded by operation of law to all of the assets and liabilities of INS California. The Merger was approved by the shareholders of INS California at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        Except as modified by this Amendment No. 1, INS Delaware, by virtue of this Amendment, expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act.

                                    PART II


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents and information previously filed by International Network Services (the "Registrant) with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for its fiscal year ended June 30, 1998;

     (b) The Registrant's Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 1998;

     (c) The Registrant's Current Report on Form 8-K dated November 20, 1998;
         and

     (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on August 2, 1996.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.

     Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Certificate of Incorporation limits the liability of the Registrant's directors to the maximum extent permitted by Delaware law. Delaware law provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Registrant's Bylaws provide that the Registrant shall indemnify its employees and other agents to the fullest extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties.

     The Registrant has entered into agreements to indemnify its directors, executive officers and certain key employees, in addition to the indemnification provided for in the Registrant's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Registrant's directors, officers, and certain key employees for certain expenses (including attorney's fees), judgments, fine, and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.    EXHIBITS.

         Exhibit
         Number                 Description
        ---------   --------------------------------------------
           4.1*     Amended and Restated Articles of Incorporation.
           4.2*     Amended and Restated Bylaws.
           4.3**    VitalSigns Software, Inc. 1996 Stock Option Plan
           4.4**    Form of VitalSigns Software, Inc. Consultant and Independent
                    Contractor Non-Qualified Stock Option Agreement
           5.1**    Opinion of Wilson Sonsini Goodrich & Rosati
          23.1      Consent of PricewaterhouseCoopers LLP
          23.2**    Consent of Wilson Sonsini Goodrich & Rosati (contained in
                    Exhibit 5.1).
          24.1**    Power of Attorney (see signature page).

      __________________________
      * Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (No. 333-09287), which was declared effective on September 18, 1996.

      **  Previously filed.

ITEM 9.    UNDERTAKINGS.

     a.   The Registrant hereby undertakes:

          i. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          ii. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          iii. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     b. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     c. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to law, the Registrant's Articles of Incorporation, Bylaws or indemnification agreements, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on December 28, 1998.

                              INTERNATIONAL NETWORK SERVICES

                              By:  /s/  Kevin J. Laughlin
                                 --------------------------------------
                                  Kevin J. Laughlin
                                  Vice President, Finance and Chief Financial
                                  Officer

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                           Title                                       Date
---------------------------  -------------------------------------------------  -------------------------

                             Chairman of the Board
---------------------------
    Donald M. McKinney

            *                President, Chief Executive Officer and Director    December 28, 1998
---------------------------  (Principal Executive Officer)
      John L. Drew

/s/  Kevin J. Laughlin       Vice President, Finance, Chief Financial           December 28, 1998
---------------------------  Officer and Secretary (Principal Accounting
     Kevin J. Laughlin       Officer and Principal Financial Officer)

            *                Director                                           December 28, 1998
---------------------------
    Douglas C. Allred

            *                Director                                           December 28, 1998
---------------------------
     Vernon R. Anderson

            *                Director                                           December 28, 1998
---------------------------
      David Carlick

            *                Director                                           December 28, 1998
---------------------------
      Lawrence G. Finch


* By: /s/ Kevin J. Laughlin
      ---------------------
      Kevin J. Laughlin
      Attorney-in-Fact

                               INDEX TO EXHIBITS



         Exhibit
         Number                 Description
        ---------   --------------------------------------------
           4.1*     Amended and Restated Articles of Incorporation.
           4.2*     Amended and Restated Bylaws.
           4.3**    VitalSigns Software, Inc. 1996 Stock Option Plan
           4.4**    Form of VitalSigns Software, Inc. Consultant and Independent
                    Contractor Non-Qualified Stock Option Agreement
           5.1**    Opinion of Wilson Sonsini Goodrich & Rosati
          23.1      Consent of PricewaterhouseCoopers LLP
          23.2**    Consent of Wilson Sonsini Goodrich & Rosati (contained in
                    Exhibit 5.1).
          24.1**    Power of Attorney (see signature page).

      __________________________
      * Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (No. 333-09287), which was declared effective on September 18, 1996.

      **  Previously filed